As filed with the Securities and Exchange Commission on October 30, 1996.

                                               File No. 811-7038

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

     Amendment No.   7                                        (X)



                            THE MONEY MARKET PORTFOLIOS
                 (Exact Name of Registrant as Specified in Charter)

                   777 MARINERS ISLAND BLVD., SAN MATEO, CA 94404
                 (Address of Principal Executive Offices (Zip Code)

         Registrant's Telephone Number, Including Area Code (415) 312-2000

          Harmon E. Burns, 777 Mariners Island Blvd., San Mateo, CA 94404
                 (Name and Address of Agent for Service of Process)











                       Please Send Copy of Communications to:

                               Mark H. Plafker, Esq.
                          Stradley, Ronon, Stevens & Young
                              2600 One Commerce Square
                          Philadelphia, Pennsylvania 19102

THE MONEY MARKET PORTFOLIOS
The Money Market Portfolio

FORM N-1A, Part A:

ITEM

Responses to Items 1 through 3 have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

4.        GENERAL DESCRIPTION OF REGISTRANT

ABOUT THE PORTFOLIO


The Money Market Portfolio ("Portfolio") is one of two no-load, open-end, diversified series of The Money Market Portfolios (the "Trust"), a management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on June 16, 1992 and registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's other series is The U.S. Government Securities Money Market Portfolio. Both series issue shares of beneficial interest with a par value of $.01 per share without any sales charge and seek to maintain a stable net asset value of $1.00.

AN INVESTMENT IN THE PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT THE PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00.

SHARES OF THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. SHARES OF THE PORTFOLIO INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.


INVESTMENT OBJECTIVE AND POLICIES OF THE PORTFOLIO


The Portfolio's investment objective is high current income (in the context of the type of investments available to the Portfolio) consistent with capital preservation and liquidity. The investment objective is a fundamental policy of the Portfolio and may not be changed without shareholder approval. In seeking to achieve its objective, the Portfolio invests all of its assets in various types of money market instruments, such as U.S. government and federal agency obligations, certificates of deposit, bankers' acceptances, time deposits of major financial institutions, high grade commercial paper, high grade short-term corporate obligations, taxable municipal securities and repurchase agreements (secured by U.S. government securities). As with any other investment, there are no assurances that the Portfolio's objective will be achieved.

QUALITY, DIVERSIFICATION AND MATURITY STANDARDS. The Portfolio follows certain procedures required by federal securities laws with respect to the quality, maturity and diversification of its investments. These procedures are designed to help maintain a stable net asset value of $1.00 per share. The Portfolio limits its investments to U.S. dollar denominated instruments that the Board of Trustees (the "Board") determines present minimal credit risks and that are rated in one of the two highest rating categories by nationally recognized statistical rating organizations, or that are unrated but of comparable quality, with remaining maturities of 397 calendar days or less ("Eligible Securities"). The Portfolio maintains a dollar weighted average maturity of the securities in its portfolio of 90 days or less.


The Portfolio will not invest more than 5% of its total assets in Eligible Securities of a single issuer, other than U.S. government securities, rated in the highest category by the requisite number of rating organizations, except that the Portfolio may exceed that limit as permitted by Rule 2a-7 for a period of up to three business days; and the Portfolio will not invest (a) the greater of 1% of the Portfolio's total assets or $1 million in Eligible Securities issued by a single issuer rated in the second highest category; and (b) more than 5% of its total assets in Eligible Securities of all issuers rated in the second highest category. See part B for a description of ratings.


In addition, the Portfolio may not invest more than 5% of its total assets in the securities of companies (including predecessors) which have been in continuous operation for less than three years, nor invest more than 25% of its total assets in any particular industry. The Portfolio may, however, invest more than 25% of its assets in certain domestic bank obligations. The foregoing limitations do not apply to U.S. government securities and federal agency obligations, or to repurchase agreements fully collateralized by such government securities or obligations, although certain tax diversification requirements apply to investments in repurchase agreements and other securities that are not treated as U.S. government obligations under the Internal Revenue Code of 1986, as amended (the "Code").


Because the Portfolio limits its investments to high quality securities, it will generally earn lower yields than if it purchased securities with a lower rating and a correspondingly higher expected rate of return.




U.S. GOVERNMENT SECURITIES. The Portfolio may invest in U.S. government securities which consist of marketable, fixed, floating and variable rate securities issued or guaranteed by the U.S. government, its agencies, or by various instrumentalities which have been established or sponsored by the U.S. government. Certain of these obligations, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association ("GNMAs" or "Ginnie Maes") and the Federal Housing Administration, are issued or guaranteed by the U.S. government or carry a guarantee supported by the full faith and credit of the U.S. government. Other U.S. government securities are issued or guaranteed by federal agencies or government-sponsored enterprises and are not direct obligations of the U.S. government, but involve sponsorship or guarantees by government agencies or enterprises. These obligations include securities that are supported by the right of the issuer to borrow from the U.S. Treasury, such as obligations of the Federal Home Loan Bank, and securities that are supported by the credit of the instrumentality, such as Federal National Mortgage Association ("FNMA") bonds. In this connection the Portfolio may use any portion of its assets invested in U.S. government securities to concurrently enter into repurchase agreements with respect to such securities.

BANK OBLIGATIONS. The Portfolio may also invest in bank obligations or instruments secured by bank obligations. Such instruments may include fixed, floating or variable rate certificates of deposit, letters of credit, time deposits, and bankers' acceptances issued by banks and savings institutions with assets of at least one billion dollars. Bank obligations may be obligations of U.S. banks, foreign branches of U.S. banks (referred to as "Eurodollar Investments"), U.S. branches of foreign banks (referred to as "Yankee Dollar Investments") and foreign branches of foreign banks ("Foreign Bank Investments"). When investing in a bank obligation issued by a branch, the parent bank must have assets of at least five billion dollars. The Portfolio may invest only up to 25% of its assets in obligations of foreign branches of U.S. or foreign banks. The Portfolio may, however, invest more than 25% of its assets in certain domestic bank obligations. Investments in obligations of U.S. branches of foreign banks, which are considered domestic banks, may only be made if such branches have a federal or state charter to do business in the U.S. and are subject to U.S. regulatory authorities. (See "Investment Risk Considerations" for more information regarding these investments.)


Time deposits are non-negotiable deposits maintained in a foreign branch of a U.S. or foreign banking institution for a specified period of time at a stated interest rate. The Portfolio may not invest more than 10% of its assets in time deposits with maturities in excess of seven calendar days.


COMMERCIAL PAPER. The Portfolio may also invest in commercial paper of domestic or foreign issuers subject to the quality and other criteria described under "Quality, Diversification and Maturity Standards" above. Commercial paper obligations may include variable amount master demand notes that are obligations which permit the investment of fluctuating amounts by the Portfolio at varying rates of interest pursuant to direct arrangements between the Portfolio, as lender, and the borrower. These notes permit daily changes in the amounts borrowed. The Portfolio has the right to increase the amount provided by the note agreement, or to decrease the amount, and the borrower may repay up to the full amount of the note without penalty. The borrower is often a large industrial or finance company which also issues commercial paper. Typically, these notes provide that the interest rate is set daily by the borrower; the rate is usually the same or similar to the interest on commercial paper being issued by the borrower. Because variable amount master demand notes are direct lending arrangements between the lender and the borrower, it is not generally contemplated that such instruments will be traded, and there is no secondary market for these notes, although they are redeemable (and thus immediately repayable by the borrower) at face value plus accrued interest at any time. Accordingly, the Portfolio's right to redeem is dependent on the ability of the borrower to pay principal and interest on demand. In connection with master demand note arrangements, Advisers will consider earning power, cash flow and other liquidity ratios of the issuer. The Portfolio, which has no specific limits on aggregate investments in master demand notes, will invest in notes of only U.S. issuers. While master demand notes, as such, are not typically rated by credit rating agencies, if not so rated, the Portfolio may invest in them only if, at the time of an investment, the issuer meets the criteria set forth above for all other commercial paper issuers.

CORPORATE OBLIGATIONS. The corporate obligations which the Portfolio may purchase are fixed, floating and variable rate bonds, debentures or notes which are considered by the Portfolio to be Eligible Securities. Such obligations must mature in 397 calendar days or less. Generally speaking, the higher an instrument is rated, the greater its safety and the lower its yield.


MUNICIPAL SECURITIES. The Portfolio may invest up to 10% of its assets in taxable municipal securities, issued by or on behalf of states, territories, and possessions of the U.S. and the District of Columbia and their political subdivisions, agencies, and instrumentalities, the interest on which is not exempt from federal income tax. Municipal securities in which the Portfolio invests are subject to the quality and other criteria described under "Quality, Diversification and Maturity Standards" above. Generally, municipal securities are used to raise money for various public purposes such as constructing public facilities and making loans to public institutions. Taxable municipal bonds are generally issued to provide funding for privately operated facilities.


WHEN-ISSUED OR DELAYED DELIVERY TRANSACTIONS. The Portfolio may also purchase and sell securities on a "when-issued" and "delayed delivery" basis. The price is subject to market fluctuation and the value at delivery may be more or less than the purchase price. When the Portfolio is the buyer in such a transaction, it will maintain, in a segregated account with its custodian bank, cash or high-grade marketable securities having an aggregate value equal to the amount of such purchase commitments until payment is made. To the extent the Portfolio engages in when-issued and delayed delivery transactions, it will do so for the purpose of acquiring securities for its portfolio consistent with its investment objective and policies and not for the purpose of investment leverage.

REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase transactions, in which the Portfolio purchases a U.S. government security subject to resale to a bank or dealer at an agreed-upon price and date. The transaction requires the collateralization of the seller's obligation by the transfer of securities with an initial market value, including accrued interest, equal to at least 102% of the dollar amount invested by the Portfolio in each agreement, with the value of the underlying securities marked-to-market daily to maintain coverage of at least 100%. A default by the seller might cause the Portfolio to experience a loss or delay in the liquidation of the collateral securing the repurchase agreement. The Portfolio might also incur disposition costs in liquidating the collateral. The Portfolio, however, intends to enter into repurchase agreements only with financial institutions such as broker-dealers and banks which are deemed creditworthy by Advisers. A repurchase agreement is deemed to be a loan under the 1940 Act. The U.S. government security subject to resale (the collateral) will be held on behalf of the Portfolio by a custodian bank approved by the Board and will be held pursuant to a written agreement. Securities subject to repurchase agreements will be deemed to have a maturity date coincident with the date upon which the Portfolio has agreed to resell such securities.

ILLIQUID INVESTMENTS. As a fundamental policy, the Portfolio may not acquire securities subject to legal or contractual restrictions on resale, securities which are not readily marketable, or enter into repurchase agreements or master demand notes with more than seven days to maturity if, as a result, more than 10% of the value of the Portfolio's total assets would be invested in such repurchase agreements or securities.

OTHER POLICIES


Depending on its view of market conditions and cash requirements, the Portfolio may or may not hold securities purchased until maturity. The yield on certain instruments held by the Portfolio may decline if sold prior to maturity.


Whenever Advisers believes market conditions are such that yields could be increased by actively trading the portfolio securities to take advantage of short-term market variations, the Portfolio may do so without restriction or limitation. The Portfolio may not invest in securities other than the types of securities listed above and is subject to other specific investment restrictions, some of which may be changed only with approval of a majority of the Portfolio's outstanding voting securities. For a list of these restrictions and more information concerning the various transactions mentioned above, please refer to Part B.

LOANS OF PORTFOLIO SECURITIES. Consistent with procedures approved by the Board and, as a fundamental policy, the Portfolio may lend its portfolio securities to qualified securities dealers or other institutional investors, provided that such loans do not exceed 25% of the value of the Portfolio's total assets at the time of the most recent loan, and further provided that the borrower deposits and maintains 100% cash collateral for the benefit of the Portfolio. The lending of securities is a common practice in the securities industry. The Portfolio engages in security loan arrangements with the primary objective of increasing the Portfolio's income either through investing the cash collateral in short-term interest bearing obligations or by receiving a loan premium from the borrower. Under the securities loan agreement, the Portfolio continues to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.

BORROWING. As a fundamental policy the Portfolio may borrow from banks for temporary or emergency purposes only and pledge its assets for such loans in amounts up to 5% of the Portfolio's total assets. No new investments will be made by the Portfolio while any outstanding loans exceed 5% of its total assets.

PERCENTAGE RESTRICTIONS. If a percentage restriction noted above is adhered to at the time of investment, a later increase or decrease in the percentage resulting from a change in value of portfolio securities or the amount of net assets will not be considered a violation of any of the foregoing policies.

OTHER POLICIES AND RESTRICTIONS. The Portfolio has a number of additional investment restrictions that limit its activities to some extent. Some of these restrictions may only be changed with shareholder approval. For a list of these restrictions and more information please see Part B.



INVESTMENT RISK CONSIDERATIONS

Any of the Portfolio's Eurodollar Investments, Yankee Dollar Investments, Foreign Bank Investments or investments in commercial paper of foreign issuers will involve risks that are different from investments in obligations of domestic entities. These risks may include future unfavorable political and economic developments, possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions which might affect the payment of principal or interest on securities the Portfolio holds. In addition, there may be less publicly available information about such foreign banks or foreign issuers of commercial paper.


When-issued and delayed delivery transactions are subject to market fluctuation and the value at delivery may be more or less than the purchase price. In when-issued and delayed delivery transactions, the Portfolio relies on the seller to complete the transaction. The seller's failure to complete the transaction may cause the Portfolio to miss a price or yield considered to be advantageous. Securities purchased on a when-issued or delayed delivery basis do not generally earn interest until their scheduled delivery.

Credit risk is a function of the ability of an issuer of a municipal security to make timely interest payments and to pay the principal of a security upon maturity. It is generally reflected in a security's underlying credit rating and its stated interest rate (normally the coupon rate). A change in the credit risk associated with a municipal security may cause a corresponding change in the security's price. Market risk is the risk of price fluctuation of a municipal security caused by changes in general economic and interest rate conditions generally affecting the market as a whole. A municipal security's maturity length also affects its price.


      5.     MANAGEMENT OF THE FUND

MANAGEMENT OF THE PORTFOLIO


The Board has the primary responsibility for the overall management of the Portfolio and for electing the officers of the Trust who are responsible for administering its day-to-day operations. For information concerning the officers and trustees of the Portfolio, see "Officers and Trustees" in Part B.

Franklin Advisers, Inc. ("Advisers"), 777 Mariners Island Blvd., San Mateo, California 94404, serves as the investment manager for the Portfolio. Advisers is a wholly-owned subsidiary of Franklin Resources, Inc. ("Resources"), a publicly owned holding company, the principal shareholders of which are Charles B. Johnson and Rupert H. Johnson, Jr., who own approximately 20% and 16%, respectively, of Resources' outstanding shares. Resources is engaged in various aspects of the financial services industry through its various subsidiaries (the "Franklin Templeton Group"). Advisers acts as investment manager or administrator to 36 U.S. registered investment companies with 124 separate series with aggregate assets of over $81 billion.


Pursuant to the management agreement, Advisers supervises and implements the Portfolio's investment activities and provides certain administrative services and facilities which are necessary to conduct the Portfolio's business.


Advisers has agreed in advance to waive a portion of its management fees. During the fiscal year ended June 30, 1996, the Portfolio's management fee, before any advance waiver, represented an amount equal to 0.15% of the average daily net assets of the Portfolio. Total operating expenses, including management fees before any advance waiver would have represented 0.16% of the average daily net assets of the Portfolio. Pursuant to an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling 0.14% of the average daily net assets of the Portfolio and operating expenses totaling 0.15%. This arrangement may be terminated by Advisers at any time.


Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed daily and payable monthly. The Portfolio pays its own operating expenses. These expenses include Advisers' management fees; taxes, if any; custodian, legal and auditing fees; the fees and expenses of Board members who are not members of, affiliated with, or interested persons of Advisers; salaries of any personnel not affiliated with Advisers; insurance premiums; trade association dues; expenses of obtaining quotations for calculating the Portfolio's net asset value; and printing and other expenses that are not expressly assumed by Advisers.

Advisers tries to obtain the best execution on all Portfolio transactions. If Advisers believes more than one broker or dealer can provide the best execution, it may consider research and related services and the sale of Portfolio shares when selecting a broker or dealer. Further information is included under "Brokerage Allocation" in Part B.


Responses to Item 5(c) have been omitted pursuant to Instruction 3 to paragraph 5(c).


Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly-owned subsidiary of Resources, is the Portfolio's shareholder servicing agent and acts as the Portfolio's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account.


5A. The response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

      6.     CAPITAL STOCK AND OTHER SECURITIES

The Portfolio is a series of the Trust, an open-end management investment company, which is a Delaware business trust organized on June 16, 1992. The Agreement and Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share, which may be issued in any number of series. Currently, the Trust has two series: one series representing interests in the Portfolio and the other series representing interests in The U.S. Government Securities Money Market Portfolio. Shares issued will be fully paid and non-assessable and will have no preemptive, conversion, or sinking rights. Shares of each series have equal and exclusive rights as to dividends and distributions as declared by such series and the net assets of such series upon liquidation or dissolution.

The organization expenses of the Portfolio are being amortized over a period of five years from the effective date of the Trust's registration statement under the 1940 Act. In the event any initial shares of the Portfolio purchased by Resources are redeemed during the amortization period, such redemption will be reduced by a pro rata portion of any of the then unamortized organization expenses. Such portion is to be calculated by dividing the number of initial shares redeemed by the aggregate number of remaining initial shares at the time of redemption. Investors purchasing shares of the Portfolio during the amortization period bear such expenses only as they are amortized against the Portfolio's income.

Shares of each series have equal rights as to voting and vote separately as to issues affecting that series or the Trust unless otherwise permitted by the 1940 Act.


The Portfolio has noncumulative voting rights. This gives holders of more than 50% of the shares voting the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

The Portfolio does not intend to hold annual shareholder meetings. It may hold a special meeting, however, for matters requiring shareholder approval under the 1940 Act. A meeting may also be called by the Board in its discretion or by shareholders holding at least 10% of the outstanding shares. The 1940 Act requires that we help shareholders communicate with other shareholders in connection with removing members of the Board.


DISTRIBUTIONS TO SHAREHOLDERS


The Portfolio declares dividends for each day that the Portfolio's net asset value is calculated, payable to shareholders of record as of the close of business that day. The amount of dividends may fluctuate from day to day and dividends may be omitted on some days, depending on changes in the factors that comprise the Portfolio's net investment income. THE PORTFOLIO DOES NOT PAY "INTEREST" OR GUARANTEE ANY AMOUNT OF DIVIDENDS OR RETURN ON AN INVESTMENT IN ITS SHARES.


Dividends are automatically reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash by notifying the Portfolio.

The daily dividend includes accrued interest and any original issue and market discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable net asset value per share) less amortization of any premium paid on the purchase of portfolio securities and the estimated expenses of the Portfolio.

The federal income tax treatment of dividends and distributions is the same whether received in cash or reinvested in Portfolio shares. (See "Taxation of the Portfolio and its Shareholders" below.)


Part B includes a further discussion of distributions under "Tax Status."


TAXATION OF THE PORTFOLIO AND ITS SHAREHOLDERS

The following discussion reflects some of the tax considerations that affect mutual funds and their shareholders.

Each Portfolio is treated as a separate entity for federal income tax purposes. The Portfolio intends to continue to qualify for treatment as a regulated investment company under Subchapter M of the Code. By distributing all of its income and meeting certain other requirements relating to the sources of its income and diversification of its assets, the Portfolio will not be liable for federal income or excise taxes.

For federal income tax purposes, any income dividends received from the Portfolio, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether received in cash or in additional shares.


Since the Portfolio's income is derived from interest income and gain on the sale of portfolio securities rather than qualifying dividend income, no portion of the Portfolio's distributions will generally be eligible for the corporate dividends-received deduction.


The Portfolio will inform shareholders of the source of dividends and distributions at the time they are paid and will promptly after the close of each calendar year advise shareholders of the tax status for federal income tax purposes of such dividends and distributions.

Additional information in response to this item is contained under the discussion captioned "Tax Status" in Item 20 of Part B.

      7.     PURCHASE OF SHARES OF THE PORTFOLIO


The Portfolio's shares have not been registered under the Securities Act of 1933, which means that the Portfolio's shares may not be sold publicly. The Portfolio may, however, sell its shares through private placements pursuant to available exemptions from that Act.


Shares of the Portfolio are sold only to other investment companies and certain institutional investors. All shares are sold at net asset value (without a sales charge) next determined after the Portfolio receives the purchase order in proper form. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share). The Portfolio does not issue share certificates. The minimum initial investment is $5,000,000 with no minimum for subsequent investments. The Portfolio reserves the right to waive the minimum investment requirements.


Shares may generally be purchased on business days except when the New York Stock Exchange (the "Exchange") is closed. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed.


VALUATION OF PORTFOLIO SHARES


The net asset value per share of the Portfolio is determined as of 3:00 p.m. Pacific time each day that the Exchange is open for business and on those days on which there is a sufficient degree of trading in the Portfolio's portfolio securities that the net asset value of the Portfolio's shares may be affected.


The net asset value per share of the Portfolio is calculated by adding the value of all portfolio holdings and other assets, deducting the Portfolio's liabilities, and dividing the result by the number of Portfolio shares outstanding.

The valuation of portfolio securities held by the Portfolio is based upon their amortized cost value, which does not take into account unrealized capital gain or loss. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the investment. The Portfolio's use of amortized cost which facilitates the maintenance of the Portfolio's per share net asset value of $1.00 is permitted by Rule 2a-7.

Further information is included under "Purchase, Redemption and Pricing of Securities Being Offered" in Part B.

      8.     REDEMPTION OR REPURCHASE

HOW TO SELL SHARES OF THE PORTFOLIO

As stated under "Purchase of Shares of the Portfolio" above, the Portfolio's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act. Redemption of shares is not a sale under that Act, and therefore shareholders are not restricted in redeeming their shares.


Redemptions are processed on any day on which the Portfolio is open for business except for those days that the Federal Reserve Bank System and the Portfolio's custodian bank are closed and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in proper form.

Payment for redeemed shares is made promptly, but not later than seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed. In addition, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Redemptions are taxable events, and the amount received may be more or less than the amount invested by the shareholder, depending on the fluctuations in the market value of the assets owned by the Portfolio.


      9.     PENDING LEGAL PROCEEDINGS

             Not Applicable



       Part B:

      10.    COVER PAGE

      Not Applicable

      11.    TABLE OF CONTENTS

      Not Applicable

      12.    GENERAL INFORMATION AND HISTORY

      Not Applicable

      13.    INVESTMENT OBJECTIVE AND POLICIES


As noted in response to Item 4, the Portfolio's investment objective is high current income (in the context of the type of investments available to the Portfolio) consistent with capital preservation and liquidity. In addition to the policies stated in response to Item 4, the following restrictions (except as noted) have been adopted as fundamental policies for the Portfolio, which means that they may not be changed without the approval of a majority of the Portfolio's outstanding voting securities. Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of the Portfolio means the affirmative vote of the lesser of (i) more than 50% of the outstanding voting securities of the Portfolio, or (ii) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding shares of the Portfolio are represented at that meeting. The Portfolio MAY not:


            (1) Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 5% of the total asset value.

            (2) Make loans, except (a) through the purchase of debt securities in accordance with the investment objectives and policies of the Portfolio, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or (c) by the loan of its portfolio securities in accordance with the policies described above.

            (3) Invest in any issuer for purposes of exercising control or management.

            (4) Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

            (5) Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Portfolio would be invested in such securities or repurchase agreements.

            (6) Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

            (7) Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. This prohibition does not apply where the policies of the Portfolio as described in Part A specify otherwise.

            (8) Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

            (9) Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or investment adviser own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

            (10) Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

            (11) Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

If a percentage restriction contained herein is adhered to at the time of investment, a later increase or decrease in the percentage resulting from a change in the value of portfolio securities or the amount of the Portfolio's assets will not be considered a violation of any of the foregoing restrictions.

In addition to these fundamental policies, it is the present policy of the Portfolio (which may be changed without the approval of shareholders) not to invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development.


As a fundamental policy (which may not be changed without shareholder approval), the Portfolio may not purchase any securities other than obligations of the U.S. government, its agencies or instrumentalities, if, immediately after such purchase, more than 5% of its total assets would be invested in securities of any one issuer with respect to 75% of the Portfolio's total assets, or more than 10% of the outstanding voting securities of any one issuer would be owned by the Portfolio. As stated above in accordance with procedures adopted pursuant to Rule 2a-7, the Portfolio will not invest more than 5% of the Portfolio's total assets in Eligible Securities of a single issuer, other than U.S. government securities.



      14.    MANAGEMENT OF THE REGISTRANT

OFFICERS AND TRUSTEES


The Board of Trustees (the "Board") has the responsibility for the overall management of the Portfolio, including general supervision and review of its investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering the Portfolio's day-to-day operations. The affiliations of the officers and Board members and their principal occupations for the past five years are shown below. Members of the Board who are considered "interested persons" of the Portfolio under the 1940 Act are indicated by an asterisk (*).


                        POSITIONS AND OFFICES   PRINCIPAL OCCUPATIONS
NAME AND ADDRESS        WITH THE TRUST          DURING PAST FIVE YEARS


Frank H. Abbott, III (75)
1045 Sansome St.
San Francisco, CA 94111


Trustee

President and Director, Abbott Corporation (an investment company); and director, trustee or managing general partner, as the case may be, of 31 of the investment companies in the Franklin Group of Funds.


Harris J. Ashton (64)
General Host Corporation
Metro Center, 1 Station Place
Stamford, CT 06904-2045


Trustee


President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers); Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods; and director, trustee or managing general partner, as the case may be, of 55 of the investment companies in the Franklin Templeton Group of Funds.

S. Joseph Fortunato (64)
Park Avenue at Morris County
P. O. Box 1945
Morristown, NJ 07962-1945


Trustee


Member of the law firm of Pitney, Hardin, Kipp & Szuch; Director of General Host Corporation; director, trustee or managing general partner, as the case may be, of 57 of the investment companies in the Franklin Templeton Group of Funds.

David W. Garbellano (81)
111 New Montgomery St., #402
San Francisco, CA 94105


Trustee

Private Investor; Assistant Secretary/Treasurer and Director, Berkeley Science Corporation (a venture capital company); and director, trustee or managing general partner, as the case may be, of 30 of the investment companies in the Franklin Group of Funds.


*Charles B. Johnson (63)
777 Mariners Island Blvd.
San Mateo, CA 94404


Chairman of the Board and Trustee


President and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and General Host Corporation; and officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 56 of the investment companies in the Franklin Templeton Group of Funds.

*Charles E. Johnson (40)
500 East Broward Blvd.
Fort Lauderdale, FL 33394-3091


President and Trustee


Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc. and Franklin Institutional Services Corporation; officer and/or director, as the case may be, of some of the subsidiaries of Franklin Resources, Inc. and officer and/or director or trustee, as the case may be, of 39 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (56)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President and Trustee


Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 60 of the investment companies in the Franklin Templeton Group of Funds.

Frank W. T. LaHaye (67)
20833 Stevens Creek Blvd.
Suite 102
Cupertino, CA 95014


Trustee


General Partner, Peregrine Associates and Miller & LaHaye, which are General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director, Quarterdeck Office Systems, Inc.; Director, FischerImaging Corporation; and director or trustee or managing general partner, as the case may be, of 26 of the investment companies in the Franklin Group of Funds.

Gordon S. Macklin (68)
8212 Burning Tree Road
Bethesda, MD 20817


Trustee


Chairman, White River Corporation (information services); Director, Fund American Enterprises Holdings, Inc., MCI Communications, Inc., MedImmune, Inc. (biotechnology), InfoVest Corporation (information services), Fusion Systems Corporation (industrial technology), and Source One Mortgage Services Corporation (information services); and director, trustee or managing general partner, as the case may be, of 52 of the investment companies in the Franklin Templeton Group of Funds; and formerly held the following positions:
Chairman, Hambrecht and Quist Group; Director, H & Q Healthcare Investors; and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (51)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President


Executive Vice President, Secretary and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; officer and/or director, as the case may be, of other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee of 60 of the investment companies in the Franklin Templeton Group of Funds.

Kenneth V. Domingues (64)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President - Financial Reporting and Accounting Standards

Senior Vice President, Franklin Resources, Inc., Franklin Advisers, Inc., and Franklin Templeton Distributors, Inc.; officer and/or director, as the case may be, of other subsidiaries of Franklin Resources, Inc.; and officer and/or managing general partner, as the case may be, of 37 of the investment companies in the Franklin Group of Funds.


Martin L. Flanagan (36)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President and Chief Financial Officer


Senior Vice President, Chief Financial Officer and Treasurer, Franklin Resources, Inc.; Executive Vice President, Templeton Worldwide, Inc.; Senior Vice President and Treasurer, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Senior Vice President, Franklin/Templeton Investor Services, Inc.; officer of most other subsidiaries of Franklin Resources, Inc.; and officer, director and/or trustee of 60 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (47)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President and Secretary


Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; Vice President, Franklin Advisers, Inc. and officer of 60 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (57)
777 Mariners Island Blvd.
San Mateo, CA 94404


Treasurer and Principal Accounting Officer

Employee of Franklin Advisers, Inc.; and officer of 37 of the investment companies in the Franklin Group of Funds.


Edward V. McVey (59)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President

Senior Vice President/National Sales Manager, Franklin Templeton
Distributors, Inc.; and officer of 32 of the investment companies in the Franklin Group of Funds.


R. Martin Wiskemann (69)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President


Senior Vice President, Portfolio Manager and Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Management, Inc.; Vice President, Treasurer and Director, ILA Financial Services, Inc. and Arizona Life Insurance Company of America; and officer and/or director, as the case may be, of 21 of the investment companies in the Franklin Group of Funds.

The table above shows the officers and Board members who are affiliated with Distributors and Advisers. Nonaffiliated trustees are currently paid $50 per month plus $50 per meeting attended. As shown above, some of the nonaffiliated Board members and trustees also serve as directors, trustees or managing general partners of other investment companies in the Franklin Templeton Group of Funds. They may receive fees from these funds for their services. The following table provides the total fees paid to nonaffiliated Board members and trustees by the Trust and by other funds in the Franklin Templeton Group of Funds.





                                                                  NUMBER OF BOARDS IN
                                                                  THE  FRANKLIN
                                             TOTAL FEES RECEIVED  TEMPLETON GROUP OF
                            TOTAL FEES       FROM THE FRANKLIN    FUNDS ON WHICH EACH
                            RECEIVED FROM    TEMPLETON GROUP OF   SERVES***
                            THE TRUST*       FUNDS**
NAME
Frank H. Abbott, III        $1,200           $162,420                      31
Harris J. Ashton            1,200            327,925                       55
S. Joseph Fortunato         1,200            344,745                       57
David Garbellano            1,200            146,100                       30
Frank W.T. LaHaye           1,150            143,200                       26
Gordon S. Macklin           1,200            321,525                       52

*For the fiscal year ended June 30, 1996.
**For the calendar year ended December 31, 1995.
***We base the number of boards on the number of registered investment companies in the Franklin Templeton Group of Funds. This number does not include the total number of series or funds within each investment company for which the trustees are responsible. The Franklin Templeton Group of Funds currently includes 60 registered investment companies, with approximately 166 U.S. based funds or series.

Nonaffiliated members of the Board and trustees are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director, trustee or managing general partner. No officer or Board member or trustee received any other compensation, including pension or retirement benefits, directly or indirectly from the Portfolio, the Trust or other funds in the Franklin Templeton Group of Funds. Certain officers or Board members and trustees who are shareholders of Resources may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.


      15.    CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


As of October 8, 1996, the principal shareholders of the Portfolio, beneficial or of record, were as follows:

NAME AND ADDRESS                     SHARE AMOUNT        PERCENTAGE
IFT - Money Market Portfolio        510,620,772.181        28.97%
777 Mariners Island Blvd.
San Mateo, CA 94404

Franklin Money Fund                 200,317,411.740        11.37%
777 Mariners Island Blvd.
San Mateo, CA 94404


From time to time, the number of Portfolio shares held in the "street name" accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares outstanding.



      16.    INVESTMENT ADVISORY AND OTHER SERVICES


INVESTMENT MANAGER AND SERVICES PROVIDED. Advisers is the investment manager of the Portfolio. Advisers provides investment research and portfolio management services, including the selection of securities for the Portfolio to buy, hold or sell and the selection of brokers through whom the Portfolio's portfolio transactions are executed. Advisers' activities are subject to the review and supervision of the Board to whom Advisers renders periodic reports of the Portfolio's investment activities.

Advisers provides office space and furnishings, facilities and equipment required for managing the business affairs of the Portfolio. Advisers also maintains all internal bookkeeping, clerical, secretarial and administrative personnel and services and provides certain telephone and other mechanical services. Advisers is covered by fidelity insurance on its officers, directors and employees for the protection of the Portfolio.

Advisers may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by Advisers on behalf of the Portfolio. Similarly, with respect to the Portfolio, Advisers is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that Advisers and access persons, as defined by the 1940 Act, may buy or sell for its or their own account or for the accounts of any other fund. Advisers is not obligated to refrain from investing in securities held by the Portfolio or other funds that it manages or administers. Of course, any transactions for the accounts of Advisers and other access persons will be made in compliance with the Portfolio's Code of Ethics.

MANAGEMENT FEES. Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed at the close of business on the last business day of each month.


See the Statement of Operations in the financial statements included in the Annual Report for details of these expenses.


For the fiscal years ended June 30, 1994, 1995 and 1996 management fees, before any advance waiver, totaled $463,296, $1,823,637, and $2,162,519, respectively. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling $415,665, $1,730,028 and $2,034,014 for the same periods.

MANAGEMENT AGREEMENT. The management agreement for the Portfolio is in effect until February 28, 1997. It may continue in effect for successive annual periods if its continuance is specifically approved at least annually by a vote of the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, and in either event by a majority vote of the trustees who are not parties to the management agreement or interested persons of any such party (other than as members of the Board), cast in person at a meeting called for that purpose. The management agreement may be terminated without penalty at any time by the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, or by Advisers on 30 days' written notice, and will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly-owned subsidiary of Resources, is the Portfolio's shareholder servicing agent and acts as the Portfolio's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account.

Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York, 10286, acts as custodian of the securities and other assets of the Portfolio. Bank of America NT & SA, 555 California Street, 4th Floor, San Francisco, California 94104, acts as custodian for cash received in connection with the purchase of Portfolio shares. Citibank Delaware, One Penn's Way, New Castle, Delaware 19720, acts as custodian in connection with transfer services through bank automated clearing houses. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

Coopers & Lybrand L.L.P., 333 Market Street, San Francisco, California 94105, are the Portfolio's independent auditors. During the fiscal year ended June 30, 1996, their auditing services consisted of rendering an opinion on the financial statements of the Portfolio included in the annual report to the shareholders of Franklin Money Fund, Institutional Fiduciary Trust - Money Market Portfolio, Institutional Fiduciary Trust - Cash Reserves Fund and Franklin Templeton Money Fund Trust for the fiscal year ended June 30, 1996.


      17.    BROKERAGE ALLOCATION

EXECUTION OF PORTFOLIO TRANSACTIONS

As noted in Part A, since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs or transfer taxes.


Since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs. The Portfolio deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Portfolio seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services received by Advisers from dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services permits Advisers to supplement its own research and analysis activities and to receive the views and information of individuals and research staff of other securities firms. As long as it is lawful and appropriate to do so, Advisers and its affiliates may use this research and data in their investment advisory capacities with other clients.

If purchases or sales of securities of the Portfolio and one or more other investment companies or clients supervised by Advisers are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by Advisers, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Portfolio.

Depending on Advisers' view of market conditions, the Portfolio may or may not buy securities with the expectation of holding them to maturity, although its general policy is to hold securities to maturity. The Portfolio may, however, sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer.

Purchases of portfolio securities may be made directly from issuers or from underwriters. Where possible, purchase and sale transactions will be effected through dealers (including banks) which specialize in the types of securities which the Portfolio will be holding, unless better executions are available elsewhere. Dealers and underwriters usually act as principal for their own account. Purchases from underwriters will include a concession paid by the issuer to the underwriter, and purchases from dealers will include the spread between the bid and the ask price. If the execution and price offered by more than one dealer or underwriter are comparable, the order may be allocated to a dealer or underwriter which has provided such research or other services as mentioned above. No broker or dealer affiliated with the Portfolio or Advisers may purchase securities from, or sell securities to, the Portfolio.

During the fiscal years ended June 30, 1994, 1995 and 1996, the Portfolio paid no brokerage commissions.

As of June 30, 1996, the Portfolio did not own securities of its regular broker-dealers.


Franklin/Templeton Distributors, Inc. ("Distributors"), an affiliate of Advisers, is a member of the National Association of Securities Dealers, Inc., and it may sometimes be entitled to obtain certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. Accordingly, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable by the Portfolio under the management agreement will be reduced by the amount of any tender fees received by Distributors in cash, less certain costs and expenses incurred in connection therewith.

      18.    CAPITAL STOCK AND OTHER SECURITIES

The information provided in response to this item is in addition to the information provided in response to Item 4 in Part A.

Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and capital gain distributions, are generally credited to an account in the name of an investor on the books of the Portfolio.

Shareholders will receive confirmation statements each time there is a transaction which affects an account, including the reinvestment of dividends. These statements will also show the total number of Portfolio shares owned by a shareholder, including the number of shares in "plan balance" for the account of the shareholder.

SHAREHOLDERS MAY RELY ON THE CONFIRMATION STATEMENTS IN LIEU OF CERTIFICATES WHICH ARE NOT NECESSARY. CERTIFICATES REPRESENTING SHARES OF THE PORTFOLIO WILL NOT BE ISSUED.

The Portfolio reserves the right to redeem, at net asset value, shares of any shareholder whose account has a value of less than $1,000,000, but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares and has been inactive (except for the reinvestment of distributions) for a period of at least six months, provided advance notice is given to the shareholder.

An investment in the Portfolio is not a deposit insured by the Federal Deposit Insurance Corporation ("FDIC") and is not an obligation of or guaranteed by any bank.

19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part A.


VALUATION OF PORTFOLIO SHARES

The net asset value per share is calculated as of 3:00 p.m. Pacific time, each day that the Exchange is open for trading. As of the date of this SAI, the Portfolio is informed that the Exchange observes the following holidays:
New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The valuation of the Portfolio's portfolio securities, including any securities held in a separate account maintained for when-issued securities, is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Portfolio computed as described above may tend to be higher than a like computation made by a fund with identical investments but utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Portfolio resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher yield than would result from an investment in a fund utilizing only market values, and existing investors in the Portfolio would receive less investment income. The opposite would be true in a period of rising interest rates.

The Portfolio's use of amortized cost, which helps the Portfolio maintain its net asset value per share of $1.00, is permitted by a rule adopted by the Securities and Exchange Commission ("SEC"). Under this rule, the Portfolio must adhere to certain conditions. The Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less and only buy instruments having remaining maturities of 397 calendar days or less. The Portfolio must also invest only in those U.S. dollar-denominated instruments that the Board determines present minimal credit risks and which are, as required by, and otherwise consistent with, the federal securities laws, rated in one of the two highest rating categories by nationally recognized statistical rating agencies, or instruments issued by an issuer that, with respect to an outstanding issue of short-term debt, that is comparable in priority and protection, has received a rating within the two highest rating categories, or if unrated, deemed comparable in quality to such rated instruments. Securities subject to floating or variable interest rates with demand features that comply with applicable SEC rules may have stated maturities in excess of one year.

The Board has agreed to establish procedures designed to stabilize, to the extent reasonably possible, the Portfolio's price per share at $1.00, as computed for the purpose of sales and redemptions. These procedures will include a review of the Portfolio's holdings by the Board, at such intervals as it may deem appropriate, to determine if the Portfolio's net asset value calculated by using available market quotations deviates from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the Board. If a deviation exceeds 1/2 of 1%, the trustees will promptly consider what action, if any, will be initiated. In the event the Board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, they will take corrective action that they regard as necessary and appropriate, which may include selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

ADDITIONAL INFORMATION REGARDING PURCHASES
AND REDEMPTIONS OF PORTFOLIO SHARES

The purchase price for shares of the Portfolio is the net asset value of the shares next determined after receipt and acceptance of a purchase order in proper form. Once shares of the Portfolio are purchased, they begin earning income immediately, and income dividends will start being credited to the investor's account on the effective date of purchase and continue through the business day prior to the business day shares in the account are redeemed.

Payments transmitted by wire and received by the custodian bank and reported by it to the Portfolio prior to 3:00 p.m. Pacific time on any business day are normally effective on the same day as received, provided the Portfolio is timely notified. Wire payments received or reported by the custodian bank to the Portfolio after that time will be effective on the next business day. Payments transmitted by check or other negotiable bank draft will normally be effective within two business days for checks drawn on a member bank of the Federal Reserve System, and longer for most other checks.


All purchases of shares of the Portfolio are credited to the shareholder in full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share) in an account maintained for the shareholder by the Portfolio's transfer agent. To open an account in the name of a corporation, a resolution of the corporation's board of directors will be required.

The Trust reserves the right to reject any order for the purchase of shares of the Portfolio and to waive minimum investment requirements. In addition, the offering of shares of the Portfolio may be suspended by the Trust at any time and resumed at any time thereafter.


The Portfolio will make payment for all redemptions within seven days after receipt of such redemption request in proper form. The Portfolio reserves the right, however, to suspend redemptions or postpone the date of payment (1) for any periods during which the Exchange is closed (other than the customary weekend and holiday closings); (2) when trading in the markets the Portfolio usually utilizes is restricted or an emergency exists, as determined by the SEC, so that disposal of portfolio securities or valuation of net assets of the Portfolio is not reasonably practicable; or (3) for such other period as the SEC, by order, may permit for the protection of the Portfolio's shareholders. At various times, the Portfolio may be requested to redeem shares for which it has not yet received proper payment. Accordingly, the Portfolio may delay the sending of redemption proceeds until such time as it has assured itself that proper payment has been collected for the purchase of such shares.


REDEMPTIONS IN KIND

The Portfolio has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Portfolio's net assets at the beginning of such period. Such commitment is irrevocable without the prior approval of the SEC. In the case of requests for redemption in excess of such amounts, the trustees reserve the right to make payments in whole or in part in securities or other assets of the Portfolio from which the shareholder is redeeming in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing shareholders of the Portfolio. In such circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets. Should the Portfolio do so, a shareholder may incur brokerage fees in converting the securities to cash.

REDEMPTIONS BY THE PORTFOLIO

The Portfolio reserves the right to redeem, involuntarily, at net asset value, the shares of any shareholder whose account has a value of less than a minimum amount, but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares. Until further notice, it is the present policy of the Portfolio not to exercise this right with respect to any shareholder whose account has a value of $1,000,000 or more. In any event, before the Portfolio redeems such shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and allow the shareholder 30 days to make an additional investment in an amount which will increase the value of the account to at least $1,000,000.

20.   TAX STATUS

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.


As stated in response to Item 6, the Portfolio has elected to be treated as a regulated investment company under Subchapter M of the Code. The trustees reserve the right not to maintain the qualification of the Portfolio as a regulated investment company if they determine such course of action to be beneficial to shareholders. In such case, the Portfolio will be subject to federal and possibly state corporate taxes on its taxable income and gains, and distributions to shareholders will be ordinary dividend income to the extent of the Portfolio's available earnings and profits.


The Code requires all funds to distribute at least 98% of their taxable ordinary income earned during the calendar year and at least 98% of their capital gain net income earned during the twelve-month period ending October 31 of each year (in addition to amounts from the prior year that were neither distributed nor taxed to the Portfolio) to shareholders by December 31 of each year in order to avoid the imposition of a federal excise tax. Under these rules, certain distributions which are declared in October, November or December but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for tax purposes as if paid by the Portfolio and received by the shareholder on December 31 of the calendar year in which they are declared. The Portfolio intends, as a matter of policy, to declare and pay such dividends, if any, in December to avoid the imposition of this tax, but does not guarantee that its distributions will be sufficient to avoid any or all federal excise taxes.

The Portfolio's investments are composed of short-term securities under normal circumstances and thus the Portfolio does not expect to realize any long-term capital gains or losses. Any net short-term capital gain which is realized by the Portfolio and not included in the daily dividend (adjusted for any daily amounts of unrealized appreciation or depreciation reported above and taking into account any capital loss carryovers) may generally be distributed at least once each year and may be distributed more frequently if necessary in order to avoid federal excise taxes. Any capital gain distributions will also be reinvested in the form of additional Portfolio shares at net asset value, unless the shareholder has previously notified the Portfolio or its transfer agent to have them paid in cash.

Distributions derived from the excess of net long-term capital gain over net short-term capital loss are treated as long-term capital gain regardless of the length of time Portfolio shares have been owned and regardless of whether received in cash or in additional shares.

The sale of shares of the Portfolio, either by redemption or exchange, is a taxable event and may result in a capital gain or loss. Any loss incurred on the sale of the Portfolio's shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares. Since, however, the Portfolio seeks to maintain a stable $1.00 per share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon sale.

21.   UNDERWRITERS

      Not Applicable

22.   CALCULATION OF PERFORMANCE DATA

      Not Applicable

23.   FINANCIAL STATEMENTS

APPENDIX


CORPORATE AND MUNICIPAL BOND RATINGS

MOODY'S

AAA: Bonds rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt-edged." Interest payments are protected by a large or exceptionally stable margin, and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

AA: Bonds rated Aa are judged to be high quality by all standards. Together with the Aaa group, they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large, fluctuation of protective elements may be of greater amplitude, or there may be other elements present which make the long-term risks appear somewhat larger.

A: Bonds rated A possess many favorable investment attributes and are considered upper medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

BAA: Bonds rated Baa are considered as medium-grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and, in fact, have speculative characteristics as well.

S&P

AAA: Bonds rated AAA are the highest-grade obligations. They possess the ultimate degree of protection as to principal and interest. In the market, they move with interest rates and, hence, provide the maximum safety on all counts.

AA: Bonds rated AA also qualify as high-grade obligations, and in the majority of instances differ from AAA issues only in a small degree. Here, too, prices move with the long-term money market.

A: Bonds rated A are regarded as upper medium-grade. They have considerable investment strength but are not entirely free from adverse effects of changes in economic and trade conditions. Interest and principal are regarded as safe. They predominantly reflect money rates in their market behavior but also, to some extent, economic conditions.

BBB: Bonds rated BBB are regarded as having an adequate capacity to pay principal and interest. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay principal and interest for bonds in this category than for bonds in the A category.


Note: The S&P ratings may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories.


FITCH

AAA: Municipal bonds rated AAA are considered to be of investment grade and of the highest credit quality. The obligor has an exceptionally strong ability to pay interest and repay principal which is unlikely to be affected by reasonably foreseeable events.

AA: Municipal bonds rated AA are considered to be investment grade and of very high credit quality. The obligor's ability to pay interest and repay principal is very strong although not quite as strong as bonds rated AAA and not significantly vulnerable to foreseeable future developments.

A: Municipal bonds rated A are considered to be investment grade and of high credit quality. The obligor's ability to pay interest and repay principal is considered to be strong, but may be more vulnerable to adverse changes in economic conditions and circumstances than bonds with higher ratings.

BBB: Municipal bonds rated BBB are considered to be investment grade and of satisfactory credit quality. The obligor's ability to pay interest and repay principal is considered to be adequate. Adverse changes in economic conditions and circumstances, however, are more likely to have an adverse impact on these bonds, and therefor impair timely payment. The likelihood that the ratings of these bonds will fall below investment grade is higher than for bonds with higher ratings.

Plus (+) or minus (-) signs are used with a rating symbol to indicate the relative position of a credit within the rating category. Plus or minus are not used for the AAA category.

MUNICIPAL NOTE RATINGS


MOODY'S


Moody's ratings for state, municipal and other short-term obligations will be designated Moody's Investment Grade ("MIG"). This distinction is in recognition of the differences between short-term credit risk and long-term risk. Factors affecting the liquidity of the borrower are uppermost in importance in short-term borrowing; factors of the first importance in long-term borrowing risk are of lesser importance in the short run. Symbols used will be as follows:

MIG 1: Notes are of the best quality enjoying strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG 2: Notes are of high quality, with margins of protection ample, although not so large as in the preceding group.

MIG 3: Notes are of favorable quality, with all security elements accounted for, but lacking the undeniable strength of the preceding grades. Market access for refinancing, in particular, is likely to be less well established.

MIG 4: Notes are of adequate quality, carrying specific risk but having protection and not distinctly or predominantly speculative.


S&P


Until June 29, 1984, S&P used the same rating symbols for notes and bonds. After June 29, 1984, for new municipal note issues due in three years or less, the ratings below will usually be assigned. Notes maturing beyond three years will most likely receive a bond rating of the type recited above.

SP-1: Issues carrying this designation have a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics will be given a "plus" (+) designation.


SP-2: Issues carrying this designation have a satisfactory capacity to pay principal and interest.


COMMERCIAL PAPER RATINGS

MOODY'S

Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually their promissory obligations not having an original maturity in excess of nine months. Moody's employs the following designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

P-1 (PRIME-1): Superior capacity for repayment.

P-2 (PRIME-2): Strong capacity for repayment.

S&P

S&P's ratings are a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues within the "A" category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety, as follows:

A-1: This designation indicates the degree of safety regarding timely payment is very strong. A "plus" (+) designation indicates an even stronger likelihood of timely payment.

A-2: Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated A-1.

A-3: Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

FITCH'S

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

F-1+: Exceptionally strong credit quality. Regarded as having the strongest degree of assurance for timely payment.

F-1: Very strong credit quality. Reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good credit quality. A satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair credit quality. Have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

LOC: The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.


FINANCIAL STATEMENTS


The audited financial statements of the Portfolio contained in the Annual Report dated June 30, 1996, including the auditors' report, are incorporated herein by reference.




THE MONEY MARKET PORTFOLIOS
The U.S. Government Securities Money Market Portfolio

FORM N-1A, Part A:

ITEM

Responses to Items 1 through 3 have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

4.   GENERAL DESCRIPTION OF REGISTRANT

ABOUT THE PORTFOLIO


The U.S. Government Securities Money Market Portfolio ("Portfolio") is one of two no-load, open-end, diversified series of The Money Market Portfolios (the "Trust"), a management investment company, commonly called a mutual fund. The Trust was organized as a Delaware business trust on June 16, 1992 and registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). The Trust's other series is The Money Market Portfolio. Both series issue shares of beneficial interest with a par value of $.01 per share without any sales charge and seek to maintain a stable net asset value of $1.00.

AN INVESTMENT IN THE PORTFOLIO IS NEITHER INSURED NOR GUARANTEED BY THE U.S. GOVERNMENT. THERE CAN BE NO ASSURANCE THAT THE PORTFOLIO WILL BE ABLE TO MAINTAIN A STABLE NET ASSET VALUE OF $1.00.


SHARES OF THE PORTFOLIO ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK; FURTHER, SUCH SHARES ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY. SHARES OF THE PORTFOLIO INVOLVE INVESTMENT RISKS, INCLUDING
THE POSSIBLE LOSS OF PRINCIPAL.

INVESTMENT OBJECTIVE AND POLICIES OF THE PORTFOLIO


The Portfolio's investment objective is high current income (in the context of the type of investments available to the Portfolio) consistent with capital preservation and liquidity. The investment objective is a fundamental policy of the Portfolio and may not be changed without shareholder approval. In seeking to achieve its objective, the Portfolio invests all of its assets in marketable securities issued or guaranteed by the U.S. government, by various agencies of the U.S. government and by various instrumentalities which have been established or sponsored by the U.S. government and by investing in repurchase agreements with respect to obligations issued or guaranteed by the U.S. government and supported by the full faith and credit of the U.S. government. As with any other investment, there are no assurances that the Portfolio's objective will be achieved.

QUALITY, DIVERSIFICATION AND MATURITY STANDARDS. The Portfolio follows certain procedures required by federal securities laws with respect to the quality, maturity and diversification of its investments. These procedures are designed to help maintain a stable net asset value of $1.00 per share. The Portfolio limits its investments to U.S. dollar-denominated instruments that the Board determines present minimal credit risks and that are rated in one of the two highest rating categories by nationally recognized statistical rating organizations, or that are unrated but of comparable quality, with remaining maturities of 397 calendar days or less ("Eligible Securities"). The Portfolio maintains a dollar weighted average maturity of the securities in its portfolio of 90 days or less.


The Portfolio will not invest more than 5% of its total assets in Eligible Securities of a single issuer, other than U.S. government securities, rated in the highest category by the requisite number of rating organizations, except that the Portfolio may exceed that limit as permitted by Rule 2a-7 for a period of up to three business days; and the Portfolio will not invest (a) the greater of 1% of the Portfolio's total assets or $1 million in Eligible Securities issued by a single issuer rated in the second highest category; and (b) more than 5% of its total assets in Eligible Securities of all issuers rated in the second highest category. See Part B for a description of ratings.

Because the Portfolio limits its investments to high quality securities, its portfolio will generally earn lower yields than if it purchased securities with a lower rating and correspondingly higher expected rate of return.


U.S. GOVERNMENT SECURITIES. The Portfolio may invest only in marketable securities issued or guaranteed by the U.S. government, its agencies, or by various instrumentalities which have been established or sponsored by the U.S. government or in repurchase agreements (as described below) collateralized by such securities. As a fundamental policy, subject to change only by shareholder approval, the Portfolio will invest only in obligations, including U.S. Treasury bills, notes and bonds and securities of the Government National Mortgage Association (popularly called "GNMAs" or "Ginnie Maes") and the Federal Housing Administration, which are issued or guaranteed by the U.S. government or which carry a guarantee that is supported by the full faith and credit of the U.S. government. Repurchase agreements with respect to obligations issued or guaranteed by the U.S. government and supported by the full faith and credit of the U.S. government are included within this fundamental policy.


At the present time, it is the Portfolio's policy to limit its investments to U.S. Treasury bills, notes and bonds and to repurchase agreements collateralized only by such securities. This policy may only be changed upon 30-days' written notice to shareholders and to the National Association of Insurance Commissioners.

OTHER POLICIES


Depending on its view of market conditions and cash requirements, the Portfolio may or may not hold securities purchased until maturity. The yield on certain instruments held by the Portfolio may decline if sold prior to maturity.

Whenever Advisers' believes market conditions are such that yields could be increased by actively trading the portfolio securities to take advantage of short-term market variations, the Portfolio may do so without restriction or limitation (subject to the tax requirements for qualification as a regulated investment company). This practice will not likely have an adverse impact on the Portfolio's income or net asset value, as brokerage commissions are not normally charged on the purchase or sale of money market instruments.

REPURCHASE AGREEMENTS. The Portfolio may engage in repurchase transactions, in which the Portfolio purchases a U.S. government security subject to resale to a bank or dealer at an agreed-upon price and date. The transaction requires the collateralization of the seller's obligation by the transfer of securities with an initial market value, including accrued interest, equal to at least 102% of the dollar amount invested by the Portfolio in each agreement, with the value of the underlying securities marked to market daily to maintain coverage of at least 100%. A default by the seller might cause the Portfolio to experience a loss or delay in the liquidation of the collateral securing the repurchase agreement. The Portfolio might also incur disposition costs in liquidating the collateral. The Portfolio, however, intends to enter into repurchase agreements only with financial institutions such as broker-dealers and banks which are deemed creditworthy by Advisers. A repurchase agreement is deemed to be a loan under the 1940 Act. The U.S. government security subject to resale (the collateral) will be held on behalf of the Portfolio by a custodian bank approved by the Board and will be held pursuant to a written agreement.

The Portfolio may not enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the market value of the Portfolio's total assets would be invested in such repurchase agreements, together with any other investment the Portfolio may hold for which market quotations are not readily available. Securities subject to repurchase agreements will be deemed to have a maturity date coincident with the date upon which the Portfolio has agreed to resell such securities.

LOANS OF PORTFOLIO SECURITIES. Consistent with procedures approved by the Board and subject to the following conditions, the Portfolio may lend its portfolio securities to qualified securities dealers or other institutional investors, provided that such loans do not exceed 10% of the value of the Portfolio's total assets at the time of the most recent loan, and further provided that the borrower deposits 100% collateral for the benefit of the Portfolio. The lending of securities is a common practice in the securities industry. The Portfolio will engage in security loan arrangements with the primary objective of increasing the Portfolio's income either through investing cash collateral in short-term, interest bearing obligations or by receiving loan premiums from the borrower. The Portfolio will continue to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.

BORROWING. The Portfolio may borrow from banks, for temporary emergency purposes only, and pledge its assets for such loans, up to 10% of the Portfolio's total net assets. No new investments will be made by the Portfolio while any outstanding loans exceed 5% of its total net assets.

PERCENTAGE RESTRICTIONS. If a percentage restriction noted above is adhered to at the time of investment, a later increase or decrease in the percentage resulting from a change in value of portfolio securities or the amount of net assets will not be considered a violation of any of the foregoing policies.

OTHER POLICIES AND RESTRICTIONS. The Portfolio has a number of additional investment restrictions that limit its activities to some extent. Some of these restrictions may only be changed with shareholder approval. For a list of these restrictions and more information please see Part B.



5.    MANAGEMENT OF THE FUND

MANAGEMENT OF THE PORTFOLIO


The Board has the primary responsibility for the overall management of the Portfolio and for electing the officers of the Trust who are responsible for administering its day-to-day operations. For information concerning the officers and trustees of the Portfolio, see "Officers and Trustees" in Part B.

Franklin Advisers, Inc. ("Advisers"), 777 Mariners Island Blvd., San Mateo, California 94404, serves as the investment manager for the Portfolio. Advisers is a wholly-owned subsidiary of Franklin Resources, Inc. ("Resources"), a publicly owned holding company, the principal shareholders of which are Charles
B. Johnson and Rupert H. Johnson, Jr., who own approximately 20% and 16%, respectively, of Resources' outstanding shares. Resources is engaged in various aspects of the financial services industry through its various subsidiaries (the "Franklin Templeton Group"). Advisers acts as investment manager or administrator to 36 U.S. registered investment companies with 124 separate series with aggregate assets of over $81 billion.

Pursuant to the management agreement, Advisers supervises and implements the Portfolio's investment activities and provides certain administrative services and facilities which are necessary to conduct the Portfolio's business.

Advisers has agreed in advance to waive a portion of its management fees. During the fiscal year ended June 30, 1996, the Portfolio's management fee, before any advance waiver, represented an amount equal to 0.15% of the average daily net assets of the Portfolio. Total operating expenses, including management fees before any advance waiver would have represented 0.17% of the average daily net assets of the Portfolio. Pursuant to an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling 0.13% of the average daily net assets of the Portfolio and operating expenses totaling 0.15%. This arrangement may be terminated by Advisers at any time.

Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed daily and payable monthly. The Portfolio pays its own operating expenses. These expenses include Advisers' management fees; taxes, if any; custodian, legal and auditing fees; the fees and expenses of Board members who are not members of, affiliated with, or interested persons of Advisers; salaries of any personnel not affiliated with Advisers; insurance premiums; trade association dues; expenses of obtaining quotations for calculating the Portfolio's net asset value; and printing and other expenses that are not expressly assumed by Advisers.

Advisers tries to obtain the best execution on all Portfolio transactions. If Advisers believes more than one broker or dealer can provide the best execution, it may consider research and related services and the sale of Portfolio shares when selecting a broker or dealer. Further information is included under "Brokerage Allocation" in Part B.


Responses to Item 5(c) have been omitted pursuant to Instruction 3 to paragraph 5(c).


Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly-owned subsidiary of Resources, is the Portfolio's shareholder servicing agent and acts as the Portfolio's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account.


5A. The response to Item 5A has been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

6.    CAPITAL STOCK AND OTHER SECURITIES

GENERAL INFORMATION

The Portfolio is a series of the Trust, an open-end management investment company, which is a Delaware business trust organized on June 16, 1992. The Agreement and Declaration of Trust permits the trustees to issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share, which may be issued in any number of series. Currently, the Trust has two series: one series representing interests in the Portfolio and the other series representing interests in The Money Market Portfolio. Shares issued will be fully paid and non-assessable and will have no preemptive, conversion, or sinking rights. Shares of each series have equal and exclusive rights as to dividends and distributions as declared by such series and the net assets of such series upon liquidation or dissolution.

The organization expenses of the Portfolio are being amortized over a period of five years from the effective date of the Trust's registration statement under the 1940 Act. In the event any initial shares of the Portfolio purchased by Resources are redeemed during the amortization period, such redemption will be reduced by a pro rata portion of any of the then unamortized organization expenses. Such portion is to be calculated by dividing the number of initial shares redeemed by the aggregate number of remaining initial shares at the time of redemption. Investors purchasing shares of the Portfolio during the amortization period bear such expenses only as they are amortized against the Portfolio's income.

Shares of each series have equal rights as to voting and vote separately as to issues affecting that series or the Trust unless otherwise permitted by the 1940 Act.


The Portfolio has noncumulative voting rights. This gives holders of more than 50% of the shares voting the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

The Portfolio does not intend to hold annual shareholder meetings. It may hold a special meeting, however, for matters requiring shareholder approval under the 1940 Act. A meeting may also be called by the Board in its discretion or by shareholders holding at least 10% of the outstanding shares. The 1940 Act requires that we help shareholders communicate with other shareholders in connection with removing members of the Board.


DISTRIBUTIONS TO SHAREHOLDERS


The Portfolio declares dividends for each day that the Portfolio's net asset value is calculated, payable to shareholders of record as of the close of business that day. The amount of dividends may fluctuate from day to day and dividends may be omitted on some days, depending on changes in the factors that comprise the Portfolio's net investment income. THE PORTFOLIO DOES NOT PAY "INTEREST" OR GUARANTEE ANY AMOUNT OF DIVIDENDS OR RETURN ON AN INVESTMENT IN ITS SHARES.

Dividends are automatically reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash by notifying the Portfolio.


The daily dividend includes accrued interest and any original issue and market discount, plus or minus any gain or loss on the sale of portfolio securities and changes in unrealized appreciation or depreciation in portfolio securities (to the extent required to maintain a stable net asset value per share) less amortization of any premium paid on the purchase of portfolio securities and the estimated expenses of the Portfolio.

The federal income tax treatment of dividends and distributions is the same whether received in cash or reinvested in Portfolio shares. (See "Taxation of the Portfolio and its Shareholders" below.)

Part B includes a further discussion of distributions under "Tax Status."

TAXATION OF THE PORTFOLIO AND ITS SHAREHOLDERS

The following discussion reflects some of the tax considerations that affect mutual funds and their shareholders.


Each Portfolio is treated as a separate entity for federal income tax purposes. The Portfolio intends to continue to qualify for treatment as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). By distributing all of its income and meeting certain other requirements relating to the sources of its income and diversification of its assets, the Portfolio will not be liable for federal income or excise taxes.


For federal income tax purposes, any income dividends received from the Portfolio, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether received in cash or in additional shares.

Since the Portfolio's income is derived from interest income and gain on the sale of portfolio securities rather than qualifying dividend income, no portion of the Portfolio's distributions will generally be eligible for the corporate dividends-received deduction.

The Portfolio will inform shareholders of the source of dividends and distributions at the time they are paid and will promptly after the close of each calendar year advise shareholders of the tax status for federal income tax purposes of such dividends and distributions.

Additional information in response to this item is contained under the discussion captioned "Tax Status" in Item 20 of Part B.

7.    PURCHASE OF SHARES OF THE PORTFOLIO

The Portfolio's shares have not been registered under the Securities Act of 1933, which means that the Portfolio's shares may not be sold publicly. The Portfolio may, however, sell its shares through private placements pursuant to available exemptions from that Act.

Shares of the Portfolio are sold only to other investment companies and certain institutional investors. All shares are sold at net asset value (without a sales charge) next determined after the Portfolio receives the purchase order in proper form. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share). The Portfolio does not issue share certificates. The minimum initial investment is $5,000,000 with no minimum for subsequent investments. The Portfolio reserves the right to waive the minimum investment requirements.


Shares may generally be purchased on business days except when the New York Stock Exchange (the "Exchange") is closed. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank System and the Portfolio's custodian bank are closed.


VALUATION OF PORTFOLIO SHARES

The net asset value per share of the Portfolio is determined as of 3:00 p.m. Pacific time each day that the Exchange is open for business and on those days on which there is a sufficient degree of trading in the Portfolio's portfolio securities that the net asset value of the Portfolio's shares may be affected.

The net asset value per share of the Portfolio is calculated by adding the value of all portfolio holdings and other assets, deducting the Portfolio's liabilities, and dividing the result by the number of Portfolio shares outstanding.

The valuation of portfolio securities held by the Portfolio is based upon their amortized cost value, which does not take into account unrealized capital gain or loss. This involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the investment. The Portfolio's use of amortized cost which facilitates the maintenance of the Portfolio's per share net asset value of $1.00 is permitted by Rule 2a-7.

Further information is included under "Purchase, Redemption and Pricing of Securities Being Offered" in Part B.

8.    REDEMPTION OR REPURCHASE

HOW TO SELL SHARES OF THE PORTFOLIO

As stated under "Purchase of Shares of the Portfolio" above, the Portfolio's shares have not been registered under the Securities Act of 1933, which means that its shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act. Redemption of shares is not a sale under that Act, and therefore shareholders are not restricted in redeeming their shares.


Redemptions are processed on any day on which the Portfolio is open for business except for those days that the Federal Reserve Bank System and the Portfolio's custodian bank are closed and are effected at the Portfolio's net asset value next determined after the Portfolio receives a redemption request in proper form.


Payment for redeemed shares is made promptly, but not later than seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the Portfolio's custodian are closed. In addition, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Redemptions are taxable events, and the amount received may be more or less than the amount invested by the shareholder, depending on the fluctuations in the market value of the assets owned by the Portfolio.

9.    PENDING LEGAL PROCEEDINGS

      Not Applicable


Part B:

10.   Cover Page

      Not Applicable

11.   TABLE OF CONTENTS

      Not Applicable

12.   GENERAL INFORMATION AND HISTORY

      Not Applicable

13.   INVESTMENT OBJECTIVES AND POLICIES


As noted in response to Item 4, the Portfolio's investment objective is high current income (in the context of the type of investments available to the Portfolio) consistent with capital preservation and liquidity. In addition to the policies stated in response to Item 4, the following restrictions (except as noted) have been adopted as fundamental policies for the Portfolio, which means that they may not be changed without the approval of a majority of the Portfolio's outstanding voting securities. Under the 1940 Act, a "vote of a majority of the outstanding voting securities" of the Portfolio means the affirmative vote of the lesser of (i) more than 50% of the outstanding voting securities of the Portfolio, or (ii) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding shares of the Portfolio are represented at that meeting. The Portfolio MAY not:


            (1) Borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in any amount up to 10% of the total asset value.

            (2) Make loans, except (a) through the purchase of debt securities in accordance with the investment objectives and policies of the Portfolio, (b) to the extent the entry into a repurchase agreement is deemed to be a loan, or
(c) by the loan of its portfolio securities in accordance with the policies described above.

            (3) Invest in any issuer for purposes of exercising control or management.

            (4) Buy any securities "on margin" or sell any securities "short," except that it may use such short-term credits as are necessary for the clearance of transactions.

            (5) Purchase securities, in private placements or in other transactions, for which there are legal or contractual restrictions on resale and are not readily marketable, or enter into a repurchase agreement with more than seven days to maturity if, as a result, more than 10% of the total assets of the Portfolio would be invested in such securities or repurchase agreements.

            (6) Purchase securities of other investment companies, except in connection with a merger, consolidation, acquisition, or reorganization.

            (7) Invest more than 25% of its assets in securities of any industry, although for purposes of this limitation, U.S. government obligations are not considered to be part of any industry. This prohibition does not apply where the policies of the Portfolio as described in Part A specify otherwise.

            (8) Act as underwriter of securities issued by other persons except insofar as the Trust may technically be deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

            (9) Purchase securities from or sell to the Trust's officers and trustees, or any firm of which any officer or trustee is a member, as principal, or retain securities of any issuer if, to the knowledge of the Trust, one or more of the Trust's officers, trustees, or investment adviser own beneficially more than 1/2 of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

            (10) Acquire, lease or hold real estate, provided that this limitation shall not prohibit the purchase of municipal and other debt securities secured by real estate or interests therein.

            (11) Invest in commodities and commodity contracts, puts, calls, straddles, spreads, or any combination thereof, or interests in oil, gas, or other mineral exploration or development programs, except that it may purchase, hold, and dispose of "obligations with puts attached" or write covered call options in accordance with its stated investment policies.

If a percentage restriction contained herein is adhered to at the time of investment, a later increase or decrease in the percentage resulting from a change in the value of portfolio securities or the amount of the Portfolio's assets will not be considered a violation of any of the foregoing restrictions.

In addition to these fundamental policies, it is the present policy of the Portfolio (which may be changed without the approval of shareholders) not to invest in real estate limited partnerships (investments in marketable securities issued by real estate investment trusts are not subject to this restriction) or in interests (other than publicly traded equity securities) in oil, gas, or other mineral leases, exploration or development.

14.   MANAGEMENT OF THE REGISTRANT

OFFICERS AND TRUSTEES


The Board of Trustees (the "Board") has the responsibility for the overall management of the Portfolio, including general supervision and review of its investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering the Portfolio's day-to-day operations. The affiliations of the officers and Board members and their principal occupations for the past five years are shown below. Members of the Board who are considered "interested persons" of the Portfolio under the 1940 Act are indicated by an asterisk (*).



                        POSITIONS AND OFFICES   PRINCIPAL OCCUPATIONS
NAME AND ADDRESS        WITH THE TRUST          DURING PAST FIVE YEARS


Frank H. Abbott, III (75)
1045 Sansome St.
San Francisco, CA 94111


Trustee

President and Director, Abbott Corporation (an investment company); and director, trustee or managing general partner, as the case may be, of 31 of the investment companies in the Franklin Group of Funds.


Harris J. Ashton (64)
General Host Corporation
Metro Center, 1 Station Place
Stamford, CT 06904-2045


Trustee


President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers); Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods; and director, trustee or managing general partner, as the case may be, of 55 of the investment companies in the Franklin Templeton Group of Funds.

S. Joseph Fortunato (64)
Park Avenue at Morris County
P. O. Box 1945
Morristown, NJ 07962-1945


Trustee


Member of the law firm of Pitney, Hardin, Kipp & Szuch; Director of General Host Corporation; director, trustee or managing general partner, as the case may be, of 57 of the investment companies in the Franklin Templeton Group of Funds.

David W. Garbellano (81)
111 New Montgomery St., #402
San Francisco, CA 94105


Trustee


Private Investor; Assistant Secretary/Treasurer and Director, Berkeley Science Corporation (a venture capital company); and director, trustee or managing general partner, as the case may be, of 30 of the investment companies in the Franklin Group of Funds.

*Charles B. Johnson (63)
777 Mariners Island Blvd.
San Mateo, CA 94404


Chairman of the Board and Trustee


President and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and General Host Corporation; and officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 56 of the investment companies in the Franklin Templeton Group of Funds.

*Charles E. Johnson (40)
500 East Broward Blvd.
Fort Lauderdale, FL 33394-3091


President and Trustee


Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc. and Franklin Institutional Services Corporation; officer and/or director, as the case may be, of some of the subsidiaries of Franklin Resources, Inc. and officer and/or director or trustee, as the case may be, of 39 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (56)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President and Trustee


Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director, trustee or managing general partner, as the case may be, of most other subsidiaries of Franklin Resources, Inc. and of 60 of the investment companies in the Franklin Templeton Group of Funds.

Frank W. T. LaHaye (67)
20833 Stevens Creek Blvd.
Suite 102
Cupertino, CA 95014


Trustee


General Partner, Peregrine Associates and Miller & LaHaye, which are General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director, Quarterdeck Office Systems, Inc.; Director, FischerImaging Corporation; and director or trustee or managing general partner, as the case may be, of 26 of the investment companies in the Franklin Group of Funds.

Gordon S. Macklin (68)
8212 Burning Tree Road
Bethesda, MD 20817


Trustee


Chairman, White River Corporation (information services); Director, Fund American Enterprises Holdings, Inc., MCI Communications, Inc., MedImmune, Inc. (biotechnology), InfoVest Corporation (information services), Fusion Systems Corporation (industrial technology), and Source One Mortgage Services Corporation (information services); and director, trustee or managing general partner, as the case may be, of 52 of the investment companies in the Franklin Templeton Group of Funds; and formerly held the following positions: Chairman, Hambrecht and Quist Group; Director, H & Q Healthcare Investors; and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (51)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President


Executive Vice President, Secretary and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; officer and/or director, as the case may be, of other subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee of 60 of the investment companies in the Franklin Templeton Group of Funds.

Kenneth V. Domingues (64)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President - Financial Reporting and Accounting Standards

Senior Vice President, Franklin Resources, Inc., Franklin Advisers, Inc., and Franklin Templeton Distributors, Inc.; officer and/or director, as the case may be, of other subsidiaries of Franklin Resources, Inc.; and officer and/or managing general partner, as the case may be, of 37 of the investment companies in the Franklin Group of Funds.


Martin L. Flanagan (36)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President and Chief Financial Officer


Senior Vice President, Chief Financial Officer and Treasurer, Franklin Resources, Inc.; Executive Vice President, Templeton Worldwide, Inc.; Senior Vice President and Treasurer, Franklin Advisers, Inc. and Franklin Templeton Distributors, Inc.; Senior Vice President, Franklin/Templeton Investor Services, Inc.; officer of most other subsidiaries of Franklin Resources, Inc.; and officer, director and/or trustee of 60 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (47)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President and Secretary


Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; Vice President, Franklin Advisers, Inc. and officer of 60 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (57)
777 Mariners Island Blvd.
San Mateo, CA 94404


Treasurer and Principal Accounting Officer

Employee of Franklin Advisers, Inc.; and officer of 37 of the investment companies in the Franklin Group of Funds.


Edward V. McVey (59)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President

Senior Vice President/National Sales Manager, Franklin Templeton Distributors, Inc.; and officer of 32 of the investment companies in the Franklin Group of Funds.


R. Martin Wiskemann (69)
777 Mariners Island Blvd.
San Mateo, CA 94404


Vice President


Senior Vice President, Portfolio Manager and Director, Franklin Advisers, Inc.; Senior Vice President, Franklin Management, Inc.; Vice President, Treasurer and Director, ILA Financial Services, Inc. and Arizona Life Insurance Company of America; and officer and/or director, as the case may be, of 21 of the investment companies in the Franklin Group of Funds.

The table above shows the officers and Board members and the trustees who are affiliated with Distributors and Advisers. Nonaffiliated trustees are currently paid $50 per month plus $50 per meeting attended. As shown above, some of the nonaffiliated Board members and trustees also serve as directors, trustees or managing general partners of other investment companies in the Franklin Templeton Group of Funds. They may receive fees from these funds for their services. The following table provides the total fees paid to nonaffiliated Board members and trustees by the Trust and by other funds in the Franklin Templeton Group of Funds.




                                                                  NUMBER OF BOARDS IN
                                                                   THE  FRANKLIN
                                             TOTAL FEES RECEIVED  TEMPLETON GROUP OF
                            TOTAL FEES       FROM THE FRANKLIN    FUNDS ON WHICH EACH
                            RECEIVED FROM    TEMPLETON GROUP OF   SERVES***
                            THE TRUST*       FUNDS**
NAME
Frank H. Abbott, III        $1,200           $162,420                      31
Harris J. Ashton            1,200            327,925                       55
S. Joseph Fortunato         1,200            344,745                       57
David Garbellano            1,200            146,100                       30
Frank W.T. LaHaye           1,150            143,200                       26
Gordon S. Macklin           1,200            321,525                       52

*For the fiscal year ended June 30, 1996.
**For the calendar year ended December 31, 1995.
***We base the number of boards on the number of registered investment companies in the Franklin Templeton Group of Funds. This number does not include the total number of series or funds within each investment company for which the trustees are responsible. The Franklin Templeton Group of Funds currently includes 60 registered investment companies, with approximately 166 U.S. based funds or series.

Nonaffiliated members of the Board and trustees are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director, trustee or managing general partner. No officer or Board member or trustee received any other compensation, including pension or retirement benefits, directly or indirectly from the Portfolio, the Trust or other funds in the Franklin Templeton Group of Funds. Certain officers or Board members and trustees who are shareholders of Resources may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries.


15.   CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES


As of October 8, 1996, the principal shareholders of the Portfolio, beneficial or of record, were as follows:

NAME AND ADDRESS                     SHARE AMOUNT        PERCENTAGE
IFT - Franklin U.S. Government      140,473,858.740        52.97%
Securities Money Market Portfolio
777 Mariners Island Blvd.
San Mateo, CA 94404

Franklin Federal Money Fund         124,712,092.300        47.03%
777 Mariners Island Blvd.
San Mateo, CA 94404


From time to time, the number of Portfolio shares held in the "street name" accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares outstanding.



16.   INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISORY AND OTHER SERVICES


INVESTMENT MANAGER AND SERVICES PROVIDED. Advisers is the investment manager of the Portfolio. Advisers provides investment research and portfolio management services, including the selection of securities for the Portfolio to buy, hold or sell and the selection of brokers through whom the Portfolio's portfolio transactions are executed. Advisers' activities are subject to the review and supervision of the Board to whom Advisers renders periodic reports of the Portfolio's investment activities.

Advisers provides office space and furnishings, facilities and equipment required for managing the business affairs of the Portfolio. Advisers also maintains all internal bookkeeping, clerical, secretarial and administrative personnel and services and provides certain telephone and other mechanical services. Advisers is covered by fidelity insurance on its officers, directors and employees for the protection of the Portfolio.

Advisers may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by Advisers on behalf of the Portfolio. Similarly, with respect to the Portfolio, Advisers is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that Advisers and access persons, as defined by the 1940 Act, may buy or sell for its or their own account or for the accounts of any other fund. Advisers is not obligated to refrain from investing in securities held by the Portfolio or other funds that it manages or administers. Of course, any transactions for the accounts of Advisers and other access persons will be made in compliance with the Portfolio's Code of Ethics.

MANAGEMENT FEES. Under its management agreement, the Portfolio pays Advisers a management fee equal to an annual rate of 0.15%. The fee is computed at the close of business on the last business day of each month.


See the Statement of Operations in the financial statements included in the Annual Report for details of these expenses.


For the fiscal years ended June 30, 1994, 1995 and 1996 management fees, before any advance waiver, totaled $355,778, $634,995, and $542,615, respectively. Under an agreement by Advisers to limit its fees, the Portfolio paid management fees totaling $304,633, $581,495 and $484,382 for the same periods.

MANAGEMENT AGREEMENT. The management agreement for the Portfolio is in effect until February 28, 1997. It may continue in effect for successive annual periods if its continuance is specifically approved at least annually by a vote of the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, and in either event by a majority vote of the trustees who are not parties to the management agreement or interested persons of any such party (other than as members of the Board), cast in person at a meeting called for that purpose. The management agreement may be terminated without penalty at any time by the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, or by Advisers on 30 days' written notice, and will automatically terminate in the event of its assignment, as defined in the 1940 Act.

Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly-owned subsidiary of Resources, is the Portfolio's shareholder servicing agent and acts as the Portfolio's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account.

Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York, 10286, acts as custodian of the securities and other assets of the Portfolio. Bank of America NT & SA, 555 California Street, 4th Floor, San Francisco, California 94104, acts as custodian for cash received in connection with the purchase of Portfolio shares. Citibank Delaware, One Penn's Way, New Castle, Delaware 19720, acts as custodian in connection with transfer services through bank automated clearing houses. The custodians do not participate in decisions relating to the purchase and sale of portfolio securities.

Coopers & Lybrand L.L.P., 333 Market Street, San Francisco, California 94105, are the Portfolio's independent auditors. During the fiscal year ended June 30, 1996, their auditing services consisted of rendering an opinion on the financial statements of the Portfolio included in the annual report to shareholders of Franklin Money Fund and Institutional Fiduciary Trust - U.S. Government Securities Money Market Portfolio for the fiscal year ended June 30, 1996.


17.   BROKERAGE ALLOCATION

EXECUTION OF PORTFOLIO TRANSACTIONS

As noted in Part A, since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs or transfer taxes.


Since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs. The Portfolio deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Portfolio seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services received by Advisers from dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services permits Advisers to supplement its own research and analysis activities and to receive the views and information of individuals and research staff of other securities firms. As long as it is lawful and appropriate to do so, Advisers and its affiliates may use this research and data in their investment advisory capacities with other clients.

If purchases or sales of securities of the Portfolio and one or more other investment companies or clients supervised by Advisers are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by Advisers, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Portfolio.

Depending on Advisers' view of market conditions, the Portfolio may or may not buy securities with the expectation of holding them to maturity, although its general policy is to hold securities to maturity. The Portfolio may, however, sell securities prior to maturity to meet redemptions or as a result of a revised management evaluation of the issuer.


Purchases of portfolio securities may be made directly from issuers or from underwriters. Where possible, purchase and sale transactions will be effected through dealers (including banks) which specialize in the types of securities which the Portfolio will be holding, unless better executions are available elsewhere. Dealers and underwriters usually act as principal for their own account. Purchases from underwriters will include a concession paid by the issuer to the underwriter, and purchases from dealers will include the spread between the bid and the ask price. If the execution and price offered by more than one dealer or underwriter are comparable, the order may be allocated to a dealer or underwriter which has provided such research or other services as mentioned above. No broker or dealer affiliated with the Portfolio or with the Manager may purchase securities from, or sell securities to, the Portfolio.


During the fiscal years ended June 30, 1994, 1995 and 1996, the Portfolio paid no brokerage commissions.

As of June 30, 1996, the Portfolio did not own securities of its regular broker-dealers.


Franklin/Templeton Distributors, Inc. ("Distributors"), an affiliate of Advisers, is a member of the National Association of Securities Dealers, Inc., and it may sometimes be entitled to obtain certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. Accordingly, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable by the Portfolio under the management agreement will be reduced by the amount of any tender fees received by Distributors in cash, less certain costs and expenses incurred in connection therewith.

18.   CAPITAL STOCK AND OTHER SECURITIES

The information provided in response to this item is in addition to the information provided in response to Item 4 in Part A.

Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and capital gain distributions, are generally credited to an account in the name of an investor on the books of the Portfolio.

Shareholders will receive confirmation statements each time there is a transaction which affects an account, including the reinvestment of dividends. These statements will also show the total number of Portfolio shares owned by a shareholder, including the number of shares in "plan balance" for the account of the shareholder.

SHAREHOLDERS MAY RELY ON THE CONFIRMATION STATEMENTS IN LIEU OF CERTIFICATES WHICH ARE NOT NECESSARY. CERTIFICATES REPRESENTING SHARES OF THE PORTFOLIO WILL NOT BE ISSUED.

The Portfolio reserves the right to redeem, at net asset value, shares of any shareholder whose account has a value of less than $1,000,000, but only where the value of such account has been reduced by the shareholder's prior voluntary redemption of shares and has been inactive (except for the reinvestment of distributions) for a period of at least six months, provided advance notice is given to the shareholder.

An investment in the Portfolio is not a deposit insured by the Federal Deposit Insurance Corporation ("FDIC") and is not an obligation of or guaranteed by any bank.

19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED


The information provided in response to this item is in addition to the information provided in response to Items 7 and 8 in Part A.

VALUATION OF PORTFOLIO SHARES

The net asset value per share is calculated as of 3:00 p.m. Pacific time, each day that the Exchange is open for trading. As of the date of this SAI, the Portfolio is informed that the Exchange observes the following holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

The valuation of the Portfolio's portfolio securities, including any securities held in a separate account maintained for when-issued securities, is based on the amortized cost of the securities, which does not take into account unrealized capital gains or losses. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. While this method provides certainty in calculation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price the Portfolio would receive if it sold the instrument. During periods of declining interest rates, the daily yield on shares of the Portfolio computed as described above may tend to be higher than a like computation made by a fund with identical investments but utilizing a method of valuation based upon market prices and estimates of market prices for all of its portfolio instruments. Thus, if the use of amortized cost by the Portfolio resulted in a lower aggregate portfolio value on a particular day, a prospective investor in the Portfolio would be able to obtain a somewhat higher yield than would result from an investment in a fund utilizing only market values, and existing investors in the Portfolio would receive less investment income. The opposite would be true in a period of rising interest rates.

The Portfolio's use of amortized cost, which helps the Portfolio maintain its net asset value per share of $1.00, is permitted by a rule adopted by the SEC. Under this rule, the Portfolio must adhere to certain conditions. The Portfolio must maintain a dollar-weighted average portfolio maturity of 90 days or less and only buy instruments having remaining maturities of 397 calendar days or less. The Portfolio must also invest only in those U.S. dollar-denominated instruments that the Board determines present minimal credit risks and which are, as required by, and otherwise consistent with, the federal securities laws, rated in one of the two highest rating categories by nationally recognized statistical rating agencies, or instruments issued by an issuer that, with respect to an outstanding issue of short-term debt, that is comparable in priority and protection, has received a rating within the two highest rating categories, or if unrated, deemed comparable in quality to such rated instruments. Securities subject to floating or variable interest rates with demand features that comply with applicable SEC rules may have stated maturities in excess of one year.


The Board has agreed to establish procedures designed to stabilize, to the extent reasonably possible, the Portfolio's price per share at $1.00, as computed for the purpose of sales and redemptions. These procedures will include a review of the Portfolio's holdings by the Board, at such intervals as it may deem appropriate, to determine if the Portfolio's net asset value calculated by using available market quotations deviates from $1.00 per share based on amortized cost. The extent of any deviation will be examined by the Board. If a deviation exceeds 1/2 of 1%, the trustees will promptly consider what action, if any, will be initiated. In the event the Board determines that a deviation exists that may result in material dilution or other unfair results to investors or existing shareholders, they will take corrective action that they regard as necessary and appropriate, which may include selling portfolio instruments prior to maturity to realize capital gains or losses or to shorten average portfolio maturity, withholding dividends, redeeming shares in kind, or establishing a net asset value per share by using available market quotations.

ADDITIONAL INFORMATION REGARDING PURCHASES AND REDEMPTIONS OF PORTFOLIO SHARES

The purchase price for shares of the Portfolio is the net asset value of the shares next determined after receipt and acceptance of a purchase order in proper form. Once shares of the Portfolio are purchased, they begin earning income immediately, and income dividends will start being credited to the investor's account on the effective date of purchase and continue through the business day prior to the business day shares in the account are redeemed.

Payments transmitted by wire and received by the custodian bank and reported by it to the Portfolio prior to 3:00 p.m. Pacific time on any business day, are normally effective on the same day as received, provided the Portfolio is timely notified. Wire payments received or reported by the custodian bank to the Portfolio after that time will be effective on the next business day. Payments transmitted by check or other negotiable bank draft will normally be effective within two business days for checks drawn on a member bank of the Federal Reserve System, and longer for most other checks.

All purchases of shares of the Portfolio are credited to the shareholder in full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share) in an account maintained for the shareholder by the Portfolio's transfer agent. To open an account in the name of a corporation, a resolution of the corporation's board of directors will be required.


The Trust reserves the right to reject any order for the purchase of shares of the Portfolio and to waive minimum investment requirements. In addition, the offering of shares of the Portfolio may be suspended by the Trust at any time and resumed at any time thereafter.


The Portfolio will make payment for all redemptions within seven days after receipt of such redemption request in proper form. The Portfolio reserves the right, however, to suspend redemptions or postpone the date of payment (1) for any periods during which the Exchange is closed (other than the customary weekend and holiday closings); (2) when trading in the markets the Portfolio usually utilizes is restricted or an emergency exists, as determined by the Securities and Exchange Commission ("SEC"), so that disposal of portfolio securities or valuation of net assets of the Portfolio is not reasonably practicable; or (3) for such other period as the SEC, by order, may permit for the protection of the Portfolio's shareholders. At various times, the Portfolio may be requested to redeem shares for which it has not yet received proper payment. Accordingly, the Portfolio may delay the sending of redemption proceeds until such time as it has assured itself that proper payment has been collected for the purchase of such shares.


REDEMPTIONS IN KIND


The Portfolio has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of the Portfolio's net assets at the beginning of such period. This commitment is irrevocable without the prior approval of the SEC. In the case of requests for redemption in excess of such amounts, the trustees reserve the right to make payments in whole or in part in securities or other assets of the Portfolio from which the shareholder is redeeming in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing shareholders of the Portfolio. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets. Should the Portfolio do so, a shareholder may incur brokerage fees in converting the securities to cash.


REDEMPTIONS BY THE PORTFOLIO


The Portfolio reserves the right to redeem, involuntarily, at net asset value, the shares of any shareholder whose account has a value of less than a minimum amount, but only where the value of the account has been reduced by the shareholder's prior voluntary redemption of shares. Until further notice, it is the present policy of the Portfolio not to exercise this right with respect to any shareholder whose account has a value of $1,000,000 or more. In any event, before the Portfolio redeems shares and sends the proceeds to the shareholder, it will notify the shareholder that the value of the shares in the account is less than the minimum amount and allow the shareholder 30 days to make an additional investment in an amount which will increase the value of the account to at least $1,000,000.


20.   TAX STATUS

The information provided in response to this item is in addition to the information provided in response to Item 6 in Part A.


As stated in response to Item 6, the Portfolio has elected to be treated as a regulated investment company under Subchapter M of the Code. The trustees reserve the right not to maintain the qualification of the Portfolio as a regulated investment company if they determine such course of action to be beneficial to shareholders. In this case, the Portfolio will be subject to federal and possibly state corporate taxes on its taxable income and gains, and distributions to shareholders will be ordinary dividend income to the extent of the Portfolio's available earnings and profits.


The Code requires all funds to distribute at least 98% of their taxable ordinary income earned during the calendar year and at least 98% of their capital gain net income earned during the twelve-month period ending October 31 of each year (in addition to amounts from the prior year that were neither distributed nor taxed to the Portfolio) to shareholders by December 31 of each year in order to avoid the imposition of a federal excise tax. Under these rules, certain distributions which are declared in October, November or December but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for tax purposes as if paid by the Portfolio and received by the shareholder on December 31 of the calendar year in which they are declared. The Portfolio intends, as a matter of policy, to declare and pay such dividends, if any, in December to avoid the imposition of this tax, but does not guarantee that its distributions will be sufficient to avoid any or all federal excise taxes.

The Portfolio's investments are composed of short-term securities under normal circumstances and thus the Portfolio does not expect to realize any long-term capital gains or losses. Any net short-term capital gain which is realized by the Portfolio and not included in the daily dividend (adjusted for any daily amounts of unrealized appreciation or depreciation reported above and taking into account any capital loss carryovers) may generally be distributed at least once each year and may be distributed more frequently if necessary in order to avoid federal excise taxes. Any capital gain distributions will also be reinvested in the form of additional Portfolio shares at net asset value, unless the shareholder has previously notified the Portfolio or its transfer agent to have them paid in cash.

Distributions derived from the excess of net long-term capital gain over net short-term capital loss are treated as long-term capital gain regardless of the length of time Portfolio shares have been owned and regardless of whether received in cash or in additional shares.

The sale of shares of the Portfolio, either by redemption or exchange, is a taxable event and may result in a capital gain or loss. Any loss incurred on the sale of the Portfolio's shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares. Since, however, the Portfolio seeks to maintain a stable $1.00 per share price for both purchases and redemptions, shareholders are not expected to realize a capital gain or loss upon sale.

21.   UNDERWRITERS

      Not Applicable

22.   CALCULATION OF PERFORMANCE DATA

      Not Applicable

23.   FINANCIAL STATEMENTS

APPENDIX

COMMERCIAL PAPER RATINGS


MOODY'S

Moody's commercial paper ratings are opinions of the ability of issuers to repay punctually their promissory obligations not having an original maturity in excess of nine months. Moody's employs the following designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:

P-1 (PRIME-1): Superior capacity for repayment.

P-2 (PRIME-2): Strong capacity for repayment.

S&P

S&P's ratings are a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. Ratings are graded into four categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Issues within the "A" category are delineated with the numbers 1, 2 and 3 to indicate the relative degree of safety, as follows:

A-1: This designation indicates the degree of safety regarding timely payment is very strong. A "plus" (+) designation indicates an even stronger likelihood of timely payment.

A-2: Capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated A-1.

A-3: Issues carrying this designation have a satisfactory capacity for timely payment. They are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

FITCH'S

Fitch's short-term ratings apply to debt obligations that are payable on demand or have original maturities of generally up to three years, including commercial paper, certificates of deposit, medium-term notes, and municipal and investment notes. The short-term rating places greater emphasis than a long-term rating on the existence of liquidity necessary to meet the issuer's obligations in a timely manner.

F-1+: Exceptionally strong credit quality. Regarded as having the strongest degree of assurance for timely payment.

F-1: Very strong credit quality. Reflect an assurance of timely payment only slightly less in degree than issues rated F-1+.

F-2: Good credit quality. A satisfactory degree of assurance for timely payment, but the margin of safety is not as great as for issues assigned F-1+ and F-1 ratings.

F-3: Fair credit quality. Have characteristics suggesting that the degree of assurance for timely payment is adequate; however, near-term adverse changes could cause these securities to be rated below investment grade.

LOC: The symbol LOC indicates that the rating is based on a letter of credit issued by a commercial bank.


FINANCIAL STATEMENTS


The audited financial statements of the Portfolio contained in the Annual Report dated June 30, 1996, including the auditors' report, are incorporated herein by reference.








                         THE MONEY MARKET PORTFOLIOS

                                  FORM N-1A

PART C:  OTHER INFORMATION

Item 24.  Financial Statements and Exhibits.

      (a) Financial Statements incorporated herein by reference to the Registrant's Annual Report to Shareholders dated June 30, 1996 as filed with the SEC on Form Type N-30D on September 10, 1996.

            (i)   Report of Independent Accountants

            (ii) Statement of Investments in Securities and Net Assets, June 30, 1996

            (iii)Statement of Assets and Liabilities, June 30, 1996

            (iv) Statement of Changes in Net Assets for the years ended June 30, 1996 and 1995

            (v)   Statement of Operations for the years ended June 30, 1996
                  and 1995

            (vi)  Notes to Financial Statements

      (b)  Exhibits:

            The following exhibits are incorporated by reference, with the exception of exhibits 5(ii) 8(iii), 8(iv), 27(i) and 27(ii) which are attached herewith.

      1.    Copies of the charter as now in effect;

            (i) Agreement and Declaration of Trust of The Money Market Portfolios dated June 16, 1992
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

            (ii) Certificate of Trust of The Money Market Portfolios dated June 16, 1992
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

      2. Copies of the existing By-Laws or instruments corresponding thereto;

            (i)   By-Laws of The Money Market Portfolios
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

      3. Copies of any voting trust agreement with respect to more than five percent of any class of equity securities of the Registrant;

            Not applicable

      4. Specimens or copies of each security issued by the Registrant, including copies of all constituent instruments, defining the rights of the holders of such securities, and copies of each security being registered;

            Not applicable

      5. Copies of all investment advisory contracts relating to the management of the assets of the Registrant;

            (i) Management Agreement between Registrant and Franklin Advisers, Inc. dated August 27, 1992
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

            (ii) Amendment to Management Agreement dated August 1, 1995 to the Management Agreement dated August 27, 1992

      6. Copies of each underwriting or distribution contract between the Registrant and a principal underwriter, and specimens or copies of all agreements between principal underwriters and dealers;

            Not applicable

      7. Copies of all bonus, profit sharing, pension or other similar contracts or arrangements wholly or partly for the benefit of Trustees or officers of the Registrant in their capacity as such; any such plan that is not set forth in a formal document, furnish a reasonably detailed description thereof;

            Not applicable

      8.    Copies of all custodian agreements and depository contracts under
            Section 17(f) of the 1940 Act, with respect to securities and similar investments of the Registrant, including the schedule of remuneration;

            (i) Custody Agreement between Registrant and Bank of America NT & SA dated July 22, 1992
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

            (ii) Custodian Agreements between Registrant and Citibank Delaware
                  1.  Citicash Management ACH Customer Agreement
                  2.  Citibank Cash Management Services Master
                  Agreement
                  3.  Short Form Bank Agreement - Deposits and
                  Disbursements of Funds
                  Registrant:  Franklin Premier Return Fund
                  Filing:  Post-Effective Amendment No. 54 to
                  Registration on Form N-1A
                  File Nos. 33-39088 & 811-6243
                  Filing Date: February 22, 1995

            (iii) Master Custody Agreement between Registrant and Bank of New
                  York dated February 16, 1996

            (iv) Terminal Link Agreement between Registrant and Bank of New York dated February 16, 1996

      9. Copies of all other material contracts not made in the ordinary course of business which are to be performed in whole or in part on or after the date of filing the Registration Statement;

            Not applicable.

      10. Opinion and consent of counsel as to the legality of the securities being registered, indicating whether they will when sold be legally issued, fully paid and nonassessable;

            Not applicable

      11. Copies of any other opinions, appraisals or rulings and consents to the use thereof relied on in the preparation of this registration statement and required by Section 7 of the 1933 Act;

            Not applicable

      12.   All financial statements omitted from Item 23;

            Not applicable

      13. Copies of any agreements or understandings made in consideration for providing the initial capital between or among the Registrant, the underwriter, adviser, promoter or initial stockholders and written assurances from promoters or initial stockholders that their purchases were made for investment purposes without any present intention of redeeming or reselling;

            (i) Letters of Understanding relating to initial capital dated July 22, 1992
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

      14. Copies of the model plan used in the establishment of any retirement plan in conjunction with which Registrant offers its securities, any instructions thereto and any other documents making up the model plan. Such form(s) should disclose the costs and fees charged in connection therewith;

            Not applicable

      15. Copies of any plan entered into by Registrant pursuant to Rule 12b-1 under the 1940 Act, which describes all material aspects of the financing of distribution of Registrant's shares, and any agreements with any person relating to implementation of such plan.

            Not applicable

      16. Schedule for computation of each performance quotation provided in the registration statement in response to Item 22 (which need not be audited).

            Not applicable

      17. (i)     Power of Attorney dated September 18, 1995
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

           (ii)   Certificate of Secretary dated September 18, 1995
                  Filing: Amendment No. 6 to
                  Registration on Form N-1A
                  File No. 811-7038
                  Filing Date: October 31, 1995

      27. (i)     Financial Data Schedule for the Money Market Portfolios

            (ii) Financial Data schedule for the U.S. Government Money Market Portfolios

Item 25.  Persons Controlled by or under Common Control with Registrant.

None

Item 26.  Number of Holders of Securities.

                                   Number of Record Holders
     Title of Class                as of July 31, 1996

     Shares of Beneficial Interest
     of:

     The Money Market Portfolio                  4


     The U.S. Government Securities
     Money Market Portfolio                       2

Item 27.  Indemnification.

     Reference is made to Article VI of the Registrant's By-Laws (Exhibit
2). Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

     "Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue."

     Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to Section 5 of Article VI of said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in either subsection (a) or (b) of Section 6 of Article VI.

Item 28.  Business and Other Connections of Investment Adviser.

     Franklin Advisers, Inc., a wholly owned subsidiary of Franklin Resources, Inc., the investment manager for the Registrant, is the investment manager for the other registered investment companies in the Franklin Templeton Group of Funds with aggregate assets of approximately $129 billion. The officers and directors of the Registrant's investment advisor also serve as officers and/or directors, and/or portfolio managers for (1) the advisor's corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in the Franklin Group of Funds. In addition, Messrs. Charles B. Johnson and Harris J. Ashton are directors of General Host Corporation. For additional information please see Part B and Schedules A and D of Form ADV of the Fund's Investment Manager (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of the Investment Manager and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

Item 29.  Principal Underwriters

          Not Applicable

Item 30.  Locations of Accounts and Records.

     The accounts, books or other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are kept by the Registrant or its shareholder services agent, Franklin/Templeton Investor Services, Inc., at their respective principal business offices, both of which are at 777 Mariners Island Blvd., San Mateo, California 94404.

Item 31.  Management Services.

     There are no management-related service contracts not discussed in Part A or Part B.

Item 32.  Undertaking.

a) The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per centum of the Registrant's outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.






                                  SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, the State of California, on the 30th day of October, 1996.


                        THE MONEY MARKET PORTFOLIOS


                        By:
                             Charles E. Johnson*
                             President




*By:
      Larry L. Greene, Attorney in Fact
      pursuant to a Power of Attorney filed herewith





                         THE MONEY MARKET PORTFOLIOS
                            REGISTRATION STATEMENT
                                EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION                                 LOCATION

EX-99.B1(i)           Agreement and Declaration of Trust of       *
                      The Money Market Portfolios dated June
                      16, 1992

EX-99.B1(ii)          Certificate of Trust of The Money Market    *
                      Portfolios dated June 16, 1992

EX-99.B2(i)           By-Laws                                     *

EX-99.B5(i)           Management Agreement between Registrant     *
                      and Franklin Advisers, Inc. dated August
                      27, 1992

EX-99.B5(ii)          Amendment to Management Agreement dated     Attached
                      August 1, 1995 to the Management
                      Agreement dated August 27, 1995

EX-99.B8(i)           Custody Agreement between Registrant and    *
                      Bank of America NT & SA dated July 22,
                      1992

EX-99.B8(ii)          Custodian Agreements between Registrant     *
                      and Citibank Delaware

EX-99.B8(iii)         Master Custody Agreement between            Attached
                      Registrant and Bank of New York dated
                      February 16, 1996

EX-99.B8(iv)          Terminal Link Agreement between             Attached
                      Registrant and Bank of New York dated
                      February 16, 1996

EX-99.B13(i)          Letter of Understanding relating to         *
                      initial capital dated July 22, 1992

EX-99.B17(i)          Power of Attorney dated September 18,       *
                      1995

EX-99.B17(ii)         Certificate of Secretary dated September    *
                      18, 1995

EX-27.B(i)            Financial Data Schedule for The Money       Attached
                      Market Portfolios

EX-27.B(ii)           Financial Data Schedule for The U.S.        Attached
                      Government Money Market Portfolios
*  Incorporated by reference